EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for TECHALT, INC. (formerly known as Dendo Global Corp.), of our report dated February 16, 2004, relating to the December 31, 2003 and 2002 financial statements of Dendo Global Corp., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".



PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
November 12, 2004